UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

(Exact name of registrant as specified in its charter)

Delaware	001-39320	36-3161078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois		60631
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (708) 831-7483

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	FMBI	The NASDAQ Stock Market
Depositary shares, each representing a 1/40th interest in a share of 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FMBIP	The NASDAQ Stock Market
Depositary shares, each representing a 1/40th interest in a share of 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C	FMBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2021, First Midwest Bancorp, Inc. (the “Company”) held its 2021 annual meeting of stockholders. At the annual meeting, the Company’s stockholders considered four matters, each of which is described more fully in the proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on April 13, 2021.  A total of 105,085,851 shares of the Company’s common stock were represented in person or by proxy at the annual meeting, which represented approximately 92% of the Company’s total outstanding shares of common stock entitled to vote at the annual meeting.

The vote results on the matters presented at the annual meeting are set forth below.

Item 1 – Election of Directors.  All of the nominees for election to the Company’s Board of Directors were elected upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Barbara A. Boigegrain	97,131,746	2,344,363	66,238	5,543,504
Thomas L. Brown	99,102,920	373,642	65,785	5,543,504
Phupinder S. Gill	98,268,294	1,144,191	129,862	5,543,504
Kathryn J. Hayley	98,302,497	1,174,062	65,788	5,543,504
Peter J. Henseler	97,880,302	1,584,343	77,702	5,543,504
Frank B. Modruson	99,136,081	328,563	77,703	5,543,504
Ellen A. Rudnick	96,078,073	3,397,549	66,725	5,543,504
Mark G. Sander	97,300,544	2,175,009	66,794	5,543,504
Michael L. Scudder	95,688,342	3,798,815	55,190	5,543,504
Michael J. Small	97,847,117	1,629,336	65,894	5,543,504
Stephen C. Van Arsdell	98,830,453	635,035	76,859	5,543,504

Each nominee was elected to serve a one-year term expiring at the Company’s 2022 annual meeting of stockholders.

At its meeting that preceded the annual meeting of stockholders, and in light of the retirement of J. Stephen Vanderwoude from the Board of Directors, the Board reduced the number of directors on the Board to eleven members.  In connection with his retirement from the Board, Mr. Vanderwoude also retired as a member of the Enterprise Risk Committee and the Nominating and Corporate Governance Committee.

Item 2 – Approval of the Amendment and Restatement of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan.  The amendment and restatement of the First Midwest Bancorp, Inc. 2018 Stock and Incentive Plan was approved upon the following votes:

7,889,713
Votes For	Votes Against	Abstentions	Broker Non-Votes
92,787,538	2,598,060	4,156,749	5,543,504

Item 3 – Advisory Resolution Regarding the Compensation Paid to the Company’s Named Executive Officers.  An advisory (non-binding) resolution regarding the compensation paid by the Company to its named executive officers in 2020 was approved upon the following votes:

7,889,713
Votes For	Votes Against	Abstentions	Broker Non-Votes
88,583,235	6,714,030	4,245,082	5,543,504

Item 4 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm.  The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was ratified on an advisory (non-binding) basis upon the following votes:

Votes For	Votes Against	Abstentions
102,848,483	2,090,717	146,651

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MIDWEST BANCORP, INC.

Date:	May 25, 2021	By:	/s/ Nicholas J. Chulos
Nicholas J. Chulos Executive Vice President, General Counsel and Corporate Secretary